                                                                    EXHIBIT 10.3


                              EASTPORT PLAZA LEASE

     THIS LEASE, made and entered into this 21 day of April, 1978 by and between EASTPORT PLAZA SHOPPING CENTER, a partnership, herein called "Landlord" and G.I. JOE'S, INC., an Oregon corporation herein called "Tenant"

                                   WITNESSETH:

                                    ARTICLE I

                                PREMISES AND TERM

     See pages 1(a), 1(b), 1(c), 1(d), 1(e), 1(f), 1(g)

                                   ARTICLE III

                                      RENT

     SECTION 1. See pages 1(g), 1(h) and 1(i).

     SECTION 2. The term "gross sales", as used herein, shall mean the total amount in dollars of the actual sales price, whether for cash or on credit or partly for cash and partly on credit, of all sales of merchandise and services and all other receipts of business conducted in or from the premises, including all mail or telephone orders received or filled at the premises, and including all deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, and sales by any sublessee, concessionaire or licensee or otherwise in said premises. No deduction shall be allowed for uncollected or uncollectible credit accounts. Gross sales shall not, however, include any sums collected and paid out for any sales or excise tax imposed by any duly constituted governmental authority, nor shall it include the exchange of merchandise between the store of Tenant, if any, where such exchange of goods or merchandise is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which has theretofore been made at, originated in or from the premises, or for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made at, in or from the premises, nor the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refunds made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by the purchaser and accepted by Tenant, nor sales of fixtures, which are not a part of Tenant's stock in trade. Each sale upon installment or credit shall be treated as a sale for the full price in the month during which such sale shall be made, irrespective of the time when Tenant shall receive payment from its customers.

     SECTION 3. Tenant shall keep in the premises or some other location in Portland, Oregon, notice in writing of which shall have theretofore been furnished to Landlord, a permanent accurate set of books and records of all sales of merchandise and all revenue derived from business conducted in the premises during each day of the term hereof, and all supporting records, including excise tax reports and state sales tax, business and occupation tax and gross income tax reports; and such pertinent records will be kept, retained and preserved for at least three (3) years after the expiration of each lease year. Tenant shall keep, retain and preserve for at least two (2) years after the expiration of each lease year all original sales records and sales slips or sales checks and any other pertinent original sales records. All such records, including sales tax reports, state gross income tax reports, business and occupation tax reports and excise tax reports, shall be open to inspection and audit of Landlord and its agents at all reasonable times during ordinary business hours.

     SECTION 4. On or before the 15th day of the calendar month following the month in which the term of this lease commences, and on or before the 15th day of each calendar month thereafter, to and including the calendar month following the termination of the term of this lease, Tenant shall prepare and deliver to Landlord, at the place where rent is payable, a monthly statement of gross sales during the calendar month preceding the due date of said respective statement, certified by Tenant, if Tenant is an individual or partnership, or by an authorized officer of Tenant, if Tenant is a corporation.

     SECTION 5. Tenant agrees, within sixty (60) days after the end of each lease year, to cause a statement of the gross sales and business transacted in, at, on or from the premises for such year to be prepared and certified to by the Tenant, and a copy of such statement so certified shall be delivered to Landlord within such sixty (60) day period. If it is determined by any audit or otherwise that any such statement previously delivered by Tenant to Landlord was inaccurate, then there shall be an adjustment, and one party shall pay to the other, upon demand, such sums as may be necessary so that the correct amount of percentage and fixed rent will have been paid. Each party agrees to pay to the other, on demand, such amount as may be necessary to effectuate any such adjustments.

     SECTION 6. In the event Landlord is not satisfied with any such statement submitted by Tenant, Landlord shall have the right to make a special audit, by auditors selected by Landlord, of the books and records of Tenant, its subtenants, concessionaires and licensees, hereinbefore required to be made and preserved. Landlord's right to examine Tenant's books and records and those of its subtenants, concessionaires and licensees, as hereinbefore set forth, or to make an audit thereof in respect to any annual statement for such lease year period, shall be available to Landlord only for a period of two (2) years after the applicable annual statements for such periods shall have been furnished to Landlord. If such audit shall show a deficiency in percentage rent for the period covered, the amount thereof shall be paid promptly by Tenant; if such audit shall show percentage rent to have been overpaid, the excess shall be applied on any amounts then due to Landlord by Tenant, and the balance, if any, refunded promptly to Tenant. The provisions of Section 2 and 3 of this Article III shall apply in all respects to partial lease years. If any such statement is found to be incorrect to an extent of more than three percent (3 %) over the figures submitted by Tenant, Tenant shall pay for such special audit, and if such special audit verifies Tenant's statements to be correct or to vary not more than three percent (3%) over the figures submitted by Tenant, the expense of such audit shall be borne by Landlord.

                                   ARTICLE IV

                                      TAXES

     SECTION 1. Tenant shall pay, before delinquency, all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the premises, and in addition, on improvements in the premises made or installed by Tenant. If at any time during the term of this lease, any of the foregoing are assessed as a part of the real property of which the premises are a part, Tenant shall pay to Landlord, upon demand, the amount of such additional taxes as may be levied against said real property by reason thereof. For the purpose of determining said amount, figures supplied by the County Assessor as to the amount so assessed shall be conclusive.

     SECTION 2. Section 2 is set forth in the attached Exhibit E.

     SECTION 3. If at any time during the term of this lease, under the laws of the State of Oregon or of any political subdivision thereof in which the premises are situated, a tax or excise on rents, or other tax however described, is levied or assessed by the state of Oregon, or by any such political subdivision against Landlord on account of the guaranteed minimum monthly rental or the percentage rental, or any other rentals accruing under this lease, as a substitute in whole or in part for real property taxes on the premises or any part thereof, or in addition thereto, such tax or excise on rents shall, to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a direct result of Landlord's ownership of the premises or of this lease or of the rentals accruing under this lease, be deemed to be a real property tax or assessment levied or assessed against the premises for the purposes of Section 2 of Article IV hereof. However, nothing contained in this lease shall require Tenant to pay any income, excess profits, franchise or similar tax payable by Landlord on account of the rentals accruing under this lease.

                                    ARTICLE V

                             PARKING AND COMMON AREA

     SECTION 1. The term "Shopping Center" means the entire area within the outer property limits as shown on Exhibit A, and all other pieces or parcels of land at any time and from time to time used by Landlord in the operation of the Shopping Center. Any portion of the Shopping Center that may be taken by eminent domain, private purchase in lieu thereof or be dedicated to public use shall, upon such taking, purchase or dedication be excluded, and any property adjacent thereto which may be purchased or leased by Landlord and in fact added to the Shopping Center by Landlord shall thereupon be included. The term "accommodation areas" means all common areas and facilities outside the premises, which are provided and designated by Landlord for general use and convenience (among others) of Tenant and other lessees of all or any part of the Shopping Center and/or their respective employees, customers, and invitees, including, but not limited to, pedestrian sidewalks, landscaped areas, exterior stairway, first-aid stations, comfort stations, corridors, arcades, sidewalks, elevators, interior stairs and balconies and similar areas and improvements, the truck way or delivery tunnel, loading docks and delivery yards. The site plan of the Shopping Center is tentative and the Landlord reserves the right from time to time to make changes in the shape, size and location of improvements, buildings, truck ways, accommodation areas, loading docks, parking layout, and other improvements, and to eliminate from, or to add to the Shopping Center, or to the parking areas or other portions of the Shopping Center, any improvements or buildings.

     SECTION 2. Landlord agrees to hard surface, mark, properly drain, adequately light and landscape a parking area or areas, together with the necessary access roads, within the limits of the Shopping Center, and Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees, the right, during the term hereof, to use, in common with others entitled to the use thereof, such parking area or areas, with access roads. Landlord further agrees to operate, manage and maintain, during the term of this lease, all parking areas, roads and accommodation areas within the Shopping Center. The manner in which such areas and facilities shall be maintained, and the expenditures therefor, shall be at the sole discretion of Landlord, and the use of such areas and facilities shall be subject to such reasonable regulation as Landlord shall make from time to time, including without limitation, the right to close, if necessary, all or any portion of said areas, roads or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, or to close temporarily all or any portion of the parking areas or facilities.

     SECTION 3.

     (a) During the term of this lease Tenant agrees to pay upon demand, but not more often than once each calendar month, in addition to fixed and percentage rent, Tenant's proportionate share of all the costs and expenses of maintaining and operating the parking areas, accommodation areas, delivery system and all other common areas.

     (b) Tenant's proportionate share of the cost and expenses described in this
Section 3 shall be determined by the ratio which the "Floor Area of the Premises" bears to "Total Floor Area in the Shopping Center", as defined in (d) and (e) of this Section 3.

     (c) Such operating and maintenance costs shall include all costs and expenses of operating and maintaining such areas and facilities in such manner as Landlord may from time to time deem appropriate and for the best interests of the tenants of the Shopping Center, including without limitation, labor, compensation insurance, payroll taxes, materials, supplies, and all other costs of operating, repairing, lighting, heating, air conditioning, cleaning, painting, removing of rubbish or debris, policing, inspecting, and all casualty and such other insurance in such amounts and covering hazards deemed appropriate by Landlord, and real property taxes and assessments assessed against the parking and common areas and all costs other than those which are properly charged to capital account under generally accepted accounting principles, of replacement of paving, curbs, walkways, remarking, direction or other signs, landscaping, drainage and lighting facilities. There shall be excluded the cost of construction of improvements to such common areas which is properly chargeable to capital account and depreciation of the original cost of construction of such common area. Tenant's share of such costs and expenses of maintaining and operating such common areas may be estimated by Landlord, subject to adjustment in future billing to Tenant. Such operating and maintenance costs shall be computed under generally accepted accounting principles, and on or before March 1 of each year, Landlord shall determine (and furnish to Tenant a statement showing in reasonable detail) the costs and expenses of maintaining such areas referred to in this subparagraph during the preceding year ending December 31. To the extent Tenant's proportionate share of such costs and expenses is greater or less than the sum actually billed to and paid by Tenant therefor, as the case may be, during said year, the difference shall be billed or refunded to Tenant, as the case may be.

     (d) "Floor Area of the Premises" is defined as the total square foot area leased to Tenant. There shall be excluded from this area, however, space on exterior or interior balconies or mezzanines, roofs or penthouses, or other structures on roofs, unless used as selling space. No deduction or exclusion shall be made from floor area otherwise computed by reason of columns, stairs, elevators, escalators, ducts or other interior construction or equipment within the premises. The "Floor Area of the Premises" demised in this lease is 60,000 square feet. Notwithstanding anything to the contrary herein contained, for purposes of this Section 3 and for all purposes in which the total square foot area leased to Tenant is utilized in this lease, the area shall be deemed to be 60,000 square feet regardless of the actual square footage of the building and garden center.

     (e) "Total Floor Area in the Shopping Center" is defined as the sum total of the aggregate of the square foot areas, leased to and/or occupied from time to time by all the tenants and occupants of the Shopping Center, including Landlord, excluding exterior or interior balconies or mezzanines, roofs or penthouses, or other structures on roofs unless used as selling space; common areas; service corridors; and parking areas.

     Any addition to, or subtractions from the "Total Floor Area in the Shopping Center" shall be computed by Landlord, and a statement of any revision in the "Total Floor Area in the Shopping Center" furnished to Tenant.

     SECTION 4. Tenant and its officers, agents and employees shall park their cars only in areas specifically designated for that purpose by Landlord from time to time whether such areas be within or outside but reasonably near the Shopping Center. Tenant further agrees that upon written notice from Landlord it will, within five (5) days, furnish to Landlord the automobile license numbers assigned to its car and the cars of all its officers, agents and employees. Tenant shall not at any time park or permit the parking of its trucks or vehicles of others in the truck passage or adjacent to loading docks so as to interfere in any way with the use thereof, nor shall Tenant at any time park or permit the parking of its truck or trucks of its suppliers in the parking lot.

     SECTION 5. Landlord reserves the right to promulgate such reasonable rules and regulations relating to the use of the parking areas and the accommodation areas, and any part or parts thereof as Landlord may deem appropriate and for the best interests of the tenants, and Tenant agrees to abide by such rules and to cooperate in the observance thereof. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant. Said rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all such amendments shall be effective upon delivery of a copy thereof to Tenant.

     SECTION 6. Landlord reserves the right to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for parking ticket validation by Tenant. Landlord agrees that any parking charge shall be determined by it from time to time in good faith primarily for the purpose of discouraging the misuse and encouraging the maximum use and reuse of the parking spaces by customers of tenants in the Shopping Center and not primarily for the purpose of realizing a profit from parking operations, but the earning of a profit shall not in and of itself constitute a breach of this provision, and any such profit shall augment the maintenance fund provided for hereunder.

     SECTION 7. In the event Landlord at any time hereafter determines, in its sole judgment, that the best interest of the Shopping Center will be served by having parking areas operated and maintained by a person, firm, or corporation other than Landlord, it shall have the right to select and license or lease to any person, firm or corporation the operation and maintenance of the parking areas on such terms and conditions and for such time as Landlord shall, in its sole judgment, deem reasonable and proper. Any such lease, license agreement or contract shall require the licensee, lessee or operator to be bound by and to perform all of the obligations of Landlord relative to the maintenance and operation of the parking areas and shall make said occupant, licensee or lessee responsible to Tenant and all other tenants in the Shopping Center, any such lease or license shall not affect Tenant's obligation to contribute to the operation and maintenance of the parking and accommodation areas as provided in
Section 3 of this Article.

     SECTION 8. The Landlord, Tenant and other lessees, engaged in the work of constructing improvements in the Shopping Center or making repairs therein, including, but not limited to, construction of new buildings or building addition(s) and construction or reconstruction work done by Tenant with respect to improvements on the premises, shall have the right to make a reasonable use of portions of the parking area and the accommodation areas and the truck way. In determining the reasonableness of any such use all pertinent factors shall be taken into consideration including, but not limited to, the interference, if any, with the business and operations of the various business enterprises in the Shopping Center, the availability of other space for such purpose and the cost of using other space for such purposes.

                                   ARTICLE VI

                            CARE AND USE OF PREMISES

     SECTION 1.

     (a) The premises may be used and occupied only for the conduct of a typical "G. I. Joe's" store under the trade name G. I. Joe's, subject always to the provisions of Section 2 of this Article VI, and for no other purpose or purposes and under no other trade name without the written consent of Landlord. Tenant agrees to operate the entire premises during the term of this lease and any renewal thereof, unless prevented from doing so by causes beyond Tenant's control, and to conduct its business at all times in good faith, in a high grade and reputable manner, and in such manner as will produce the maximum amount of rent in and from the premises during the regular and customary hours for such type of business and on all business days. Tenant shall promptly comply with all laws, ordinances and regulations affecting the premises and promulgated by duly constituted governmental authority affecting the cleanliness, safety, use and occupation of the premises.

     (b) Tenant shall continuously and uninterruptedly, during the term and any extended term of this lease, during all usual business hours and on such days as comparable businesses in the Shopping Center are open for business, occupy and use the entire premises for the purpose or purposes specified herein and shall continuously merchandise not less than one hundred percent (100%) of the premises (except during any times when the premises may be untenantable by reason of fire or other casualty and except those portions of the premises designated as storage).

     (c) Tenant shall at all times carry a full and complete stock of seasonable merchandise offered for sale at competitive prices and will maintain an adequate personnel for the efficient service of its customers, and in general employ its best judgment, efforts and abilities to so operate the business conducted by it on the premises in a manner calculated to produce the maximum volume of sales and transactions obtainable.

     SECTION 2. SEE ATTACHED EXHIBIT E

     SECTION 3. SEE ATTACHED EXHIBIT E

     SECTION 4. Tenant shall not perform any acts or carry on any practices which may injure the building or be a nuisance or menace to other tenants in the Shopping Center, and shall keep the premises under its control, including sidewalks adjacent to the premises and loading platform areas allocated for the use of Tenant, free and clean from rubbish and dirt at all times, and shall store all trash and garbage within the premises and arrange for the regular pick-up and cartage of such trash and garbage at Tenant's expense. Tenant shall not burn any trash or garbage at any time in or about the building or anywhere else in the Shopping Center. Tenant agrees to cooperate in the employment of a trash removal contractor designated by Landlord should it be deemed desirable to have all waste materials removed by one contractor, provided, however, that the employment of such contractor shall be on a competitive basis insofar as the financial arrangement is concerned.

     SECTION 5. SEE ATTACHED EXHIBIT E

     SECTION 6. Tenant agrees that all receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by way of the truck ways and loading docks designated for Tenant's use. Landlord hereby grants to Tenant and Tenant's employees, agents and invitees the right, during the term hereof, to use, in common with others entitled to the use thereof, such truck ways, service corridors, service elevators and loading docks subject to such reasonable regulations as Landlord shall make from time to time.

     SECTION 7. Unless prohibited by a labor Contract between Tenant and a labor union representing Tenant's employees, Tenant agrees to keep open for business at least two week nights designated by Landlord as to time and specific days, and further agrees to keep open for business such additional nights as business center merchants occupying more than fifty percent (50%) of the floor area in the Shopping Center elect to remain open for business.

                                   ARTICLE VII

                             MERCHANT'S ASSOCIATION

     SECTION 1. A Promotional Fund or Merchants' Association has been established for the Shopping Center. Tenant shall contribute to such fund on the first day of each month during the term of this lease an amount not less than one cent (1(cent)) per square foot of total store space under lease to Tenant, but in any event not less than $5.00 per month. Landlord agrees to contribute to such Promotional Fund throughout the term of this lease in an amount not less than twenty percent (20%) of Tenant's contributions. During the term of this lease, Tenant shall be an active participating member of the Merchants Association.

     SECTION 2. The Promotional Fund herein provided for shall be administered by Landlord at the expense of the fund, and monthly reports of receipts and expenditures shall be made available to Tenant. Disbursements from the fund shall be made from time to time for the common benefit of Landlord and all tenants and other occupants of the Shopping Center under the direction of a promotional committee composed of a representative of Landlord, a representative of any major department store which may become a tenant or occupant of the Shopping Center, and not less than three (3) nor more than seven (7) representatives of other tenants or occupants of the Shopping Center. Such Promotional Committee may be, but is not required to be, a committee of any tenant's organization which may be established for the Shopping Center. The duties of such committee shall include planning and budgeting for promotional and other special events and advertising for Eastport Plaza as a whole. Each member of the committee shall have one vote. On matters which the committee may refer for decision to all contributors of the fund, each contributor shall have a vote in proportion to its monthly contribution. Contributions to be made to the fund by tenants and occupants of the

Center other than Landlord may be raised above the minimum herein set forth by a majority vote of all such tenants and occupants other than Landlord, but shall never be lowered below such minimum, nor shall Landlord's contribution be raised other than indirectly by the raising of the contributions made by all tenants.

     (a) SEE ATTACHED EXHIBIT E

     SECTION 3. Any revenues, receipts, returns, rebates or reimbursements derived from any promotional event or other activity paid for from the promotional fund shall be returned to such fund and shall thereafter be available for expenditure from such fund.

                                  ARTICLE VIII

                                    UTILITIES

     SECTION 1. Landlord agrees that it will cause facilities to be made available to the Tenant upon the premises for the delivery to and distribution within the premises of water, power, electricity and telephone service, and for the removal of sewage from the premises. Tenant agrees to use such utilities with respect to the premises.

     SECTION 2. Tenant agrees, at its own expense, to pay for all water, sewer, natural gas, garbage removal, power and electric current and all other similar utilities used by Tenant on the premises from and after the commencement of the work to be performed by it. In the event and so long as any utilities are furnished by Landlord, or are sub-metered by Landlord, then and in that event the rates charged Tenant shall not exceed those of the local public utility company if its services were furnished directly to Tenant, and shall not be less than its pro rata share of any jointly metered service based upon the floor area of the premises serviced.

                                   ARTICLE IX

                                     REPAIRS

     SECTION 1. See attached Exhibit E.

     SECTION 2. Except as provided in Section 1 of this Article, Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the premises, or any equipment, facilities or fixtures therein contained, which shall at all times be kept in good order, condition and repair by Tenant, and in a clean, sanitary and safe condition and in accordance with all applicable laws, ordinances and regulations of any governmental authority having jurisdiction. Tenant shall permit no waste, damage or injury to the premises. If Tenant refuses or neglects to commence repairs within ten days after written demand, or adequately to complete such repairs within a reasonable time thereafter, Landlord may make the repairs without liability to Tenant for any loss or damage that may occur to Tenant's stock or business by reason thereof, and if Landlord make such repairs Tenant shall pay to Landlord on demand as additional rent the cost thereof with interest at ten percent (10%) per annum from the date of payment by Landlord until repaid by Tenant.

     SECTION 3. Tenant shall forthwith at its own costs and expense replace with glass of the same quality any cracked or broken glass, including plate glass or glass or other breakable materials used in structural portions, and any interior and exterior windows and doors in the premises.

                                    ARTICLE X

                      INSTALLATIONS, SIGNS AND ALTERATIONS

     SECTION 1. At the beginning of and during the entire term, Tenant, at its own expense, shall provide, install and maintain all necessary lighting fixtures, store fixtures, floor coverings and other equipment required by it, and all interior painting and decorating.

     SECTION 2. Tenant shall not erect or install any exterior signs or window or door signs, advertising media or window or door lettering or placards without Landlord's prior written consent. Tenant shall not install any exterior lighting or plumbing fixtures, shades or awnings, or make any exterior decoration or painting, or build any fences, or install any radio or television antennae, loud speakers, sound amplifiers or similar devices on the roof or exterior walls of the building, or make any changes to the store front without Landlord's prior written consent. Use of roof is reserved to Landlord.

     SECTION 3. Except as hereinafter provided, Tenant shall not make or permit to be made, any alterations, additions or changes to the premises without first procuring Landlord's written consent. Should any repairs, changes, alterations, improvements or additions (except structural changes) be required during the term hereof by any governmental authority, or under or by virtue of any law, ordinance or governmental regulation, the same shall be made by and at the cost of Tenant. If structural alterations become necessary because of the application of laws or ordinances or other directions, rule or regulations of any regulatory authority having jurisdiction over the business carried on by Tenant, or because of any act or default on the part of Tenant, or because Tenant has overloaded any electrical or other facility, Tenant shall make such structural and/or electrical alterations at its own cost and expense after first obtaining Landlord's written approval of plans and specifications and furnishing such indemnification against liens, costs and damages as Landlord may reasonably require. All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by either of the parties hereto upon the premises and which in any manner are attached to the floors, walls, or ceilings, at the termination of this lease shall become the property of Landlord, unless Landlord requests their removal, and shall remain upon and be surrendered with the premises as a part thereof, without damage or injury; any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor shall likewise become the property of Landlord, all without compensation or credit to Tenant. Notice is hereby given that no mechanic's, materialmen's or other lien sought to be taken on the premises shall in any manner affect the right, title or interest of Landlord therein.

     SECTION 4. See attached Exhibit E.

                                   ARTICLE XI

                                    INDEMNITY

     Tenant agrees to indemnify and save Landlord harmless against any and all claims, demands, damages, cost and expenses, including reasonable attorneys' fees for the defense thereof, arising from the conduct or management of the business conducted by Tenant in the premises or from any breach or default on the part of Tenant in the performance of any covenant agreement on the part of Tenant to be performed pursuant to the terms of this lease, or from any act or negligence of Tenant, its agents, contractors, servants, employees, sublessees, concessionaires or licensees, in or about the premises, the sidewalks adjoining the same, the loading platform area allocated to the use of Tenant, and the common area. In case of any action or proceeding brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. All property kept, stored or maintained in the premises shall be so kept, stored or maintained at the sole risk of Tenant. Tenant agrees to pay and discharge any mechanic's, materialmen's or other lien against the premises or Landlord's interest therein claimed in respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to or upon the request of Tenant, provided that Tenant may contest such lien claim, upon furnishing to Landlord such indemnification for the final payment and discharge thereof, together with the costs and expenses of defending the same, as Landlord may reasonably require. Landlord shall not be liable, and Tenant waives all claims for damages to person or property sustained by Tenant or Tenant's employees, agents, servants, invitees and customers resulting from the building in which the premises are located or by reason of the premises or any equipment or appurtenances thereunto appertaining becoming out of repair, or through the acts or omissions of person occupying adjoining premises or any part of the building of which the premises are a part or any persons transacting any business in the Shopping Center or present therein for any other purpose, or for loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer, or other pipes or conduits or plumbing fixtures, or from any failure of or defect in any electric line, circuit or facility, or resulting from any accident in or about the premises, the building in which the same are situated or resulting directly or indirectly from any act or neglect of any other tenant or person in said Shopping Center.

                                   ARTICLE XII

                                    INSURANCE

     SECTION 1. Tenant shall not carry any stock of goods or do anything in or about the premises which will in any way tend to increase insurance rates on the premises or the building in which the same are located, nor invalidate any insurance coverage thereon. If Landlord shall consent to such use, Tenant agrees to pay as additional rental any increase in premiums for insurance against loss by fire or extended coverage risks resulting from the business carried on in the premises by Tenant. If Tenant installs any electrical equipment that overloads the power lines to the building, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of insurance underwriters and insurance rating bureaus and governmental authorities having jurisdiction.

     SECTION 2. Tenant agrees to procure and maintain a policy or policies of insurance, at its own cost and expense, insuring Landlord and Tenant from all claims, demands or action for injury to or death of any one person in an amount of not less than $300,000 and for injury to or death of more than one person in any one accident to the limit of $1,000,000, and for damage to property in an amount of not less than $50,000, made by or on behalf of any person or persons, firm or corporation arising from, related to, or connected with the conduct and operation of Tenant's business in the premises. Tenant shall carry like coverage against loss or damage by boiler or internal explosion by boilers, if there is a boiler in the premises. Said insurance shall not be subject to cancellation except after at least ten (10) days' prior written notice to Landlord and the policy or policies, or duly executed certificate or certificates for the same, together with satisfactory evidence of the payment of the premiums thereon, shall be deposited with Landlord at the commencement of the term and renewals thereof not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to comply with such requirement, Landlord may obtain such insurance and keep the same in effect, and Tenant shall pay to Landlord the premium cost thereof upon demand.

     SECTION 3. Tenant shall procure and maintain during the term of this lease a policy or policies in acceptable Bureau companies, insuring Landlord and Tenant, as their interests may appear, against breakage of all such glass in the premises and shall deposit such policy or policies, or certificates evidencing their existence, together with evidence of the payment of the premiums thereon, with Landlord at the commencement of the term and at least thirty (30) days prior to the expiration of each such policy. At Landlord's option, Landlord may obtain such insurance to keep the same in force and effect, and Tenant shall pay Landlord upon demand from time to time the premium cost thereof.

     SECTION 4. Tenant agrees that it will at all times during the leased term maintain in force on all of its fixtures and equipment in the premises a policy or policies of fire insurance with a standard extended coverage endorsement attached to the extent of at least eighty percent (80%) of their insurable value, the proceeds of which will, so long as this lease is in effect, be used for the repair or replacement of the fixtures and equipment so insured. It is understood that Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents necessary or proper in connection with the settlement of any claim or loss by Tenant.

     SECTION 5. See attached Exhibit E.

                                  ARTICLE XIII

                              DAMAGE BY FIRE, ETC.

     SECTION 1. In the event the premises shall be damaged or destroyed by casualty, Landlord shall, with all reasonable diligence, repair such damage and restore the premises to substantially their condition immediately prior to the happening of such event; and the minimum rental (Article III, Section 1) shall be equitably reduced during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the premises, having regard to the extent to which Tenant may be required to discontinue its business in the premises, and such reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do. Nothing in this Section shall be construed to reduce percentage rent. Provided, however:

     (a) If the premises or the building of which they are a part be at any time destroyed or damaged to the extent of one-third or more of its then replacement value by a casualty which is not an "insured casualty" (an "insured casualty" being a casualty which is not covered by Landlord's standard fire and extended coverage insurance policy), Landlord shall have the right to cancel and terminate this lease, as of the date of the happening of such event, by giving Tenant notice of its election so to do within sixty (60) days after the happening of such event.

     (b) In the event the premises or the building of which they are a part shall be destroyed or damaged to extent of one-third or more of its then replacement value by a casualty (whether or not an insured casualty) within three (3) years of the date when the term hereof, or any extension thereof agreed to before such casualty, would otherwise expire, Landlord shall have the right to cancel and terminate this lease, as of the date of the happening of such event, by giving Tenant notice of its election so to do within sixty (60) days after the happening of such event.

     SECTION 2. Notwithstanding the foregoing provisions of this Article, Tenant hereby agrees to repair any damage to the premises resulting from a casualty (other than an insured casualty as that term is defined in Section l(a)) caused by the negligence of Tenant, its employees, agents, contractors, customers, invitees and licensees.

     SECTION 3. In the event the Shopping Center of which the premises are a part be damaged or destroyed to the extent of one-third or more of its then replacement value, and whether or not the premises are themselves damaged, Landlord shall have the right to cancel and terminate this lease, as of the date of the happening of such event, by giving Tenant notice of its election so to do within sixty (60) days after the happening of such event.

     SECTION 4. In case Landlord elects to repair, rebuild or restore as in this
Article XIII provided, then its obligation shall be limited to the basic building and exterior work as covered in Exhibit D attached hereto.

     SECTION 5. In the event of any termination of this lease under the provisions of Sections 1 and 3 of this Article XIII, the lease shall terminate at the end of the calendar month in which the notice of termination prescribed by said Sections 1 and 3 is given.

                                   ARTICLE XIV

                                  CONDEMNATION

     SECTION 1.

     (a) If the premises, or a portion thereof exceeding one-third of the total area leased to Tenant, shall be taken by condemnation, either party, upon notice to the other, shall be entitled to terminate this lease provided that such notice is given within thirty (30) days after Tenant has been deprived of possession by such taking.

     (b) If that part of the common areas of the Shopping Center devoted to parking, that is to say, the common areas exclusive of mall and sidewalk areas, shall be reduced by condemnation in an amount in excess of twenty percent (20%), and Landlord shall not within ninety (90) days commence and thereafter with all reasonable diligence complete action to restore such common area so taken, either party, upon notice to the other, shall be entitled to terminate this lease, provided that such notice is given within thirty (30) days after the expiration of such ninety (90) days, if no action has been commenced by Landlord within that period, or within thirty (30) days after Landlord ceases to prosecute the work of restoring such common area with reasonable diligence.

     SECTION 2. It is understood and agreed that Tenant shall have no right, title or interest in or to any part of any condemnation award that may be made for the whole or any part of the premises or for the whole or any part of the common areas, but such award shall belong entirely to Landlord, except that Tenant shall be entitled to receive and retain only such amounts as may be specifically awarded to it in such condemnation proceedings because of the taking of its trade fixtures and leasehold improvements which have not become part of the realty. Tenant shall have no claim in any event against Landlord for the value of any unexpired term of the lease and no right or claim to any part of the award on account thereof.

     SECTION 3. In the event some portion of the premises is taken by condemnation but this lease is not terminated as above provided, this lease shall remain in force, and during the period of restoration hereinafter provided for the minimum rent or a fair and just proportion thereof according to the nature and extent of the damage sustained shall be suspended or abated. In such event, and promptly after the payment of damages for such condemnation, Landlord shall restore the premises, at a cost to Landlord not to exceed the amount of such damages, to a condition reasonably suitable for Tenant's continued occupancy thereof. The annual minimum rent for the period after the completion of such restoration shall be reduced proportionately to the reduction in the total floor space of the premises effected by the taking.

     SECTION 4. In the event there is taken by condemnation such a substantial portion of the Shopping Center as it may then exist, as in Landlord's judgment shall prevent the continued profitable operation of the Shopping Center, then and in that event, Landlord shall have the right to cancel this lease upon giving sixty (60) days' notice to Tenant.

     SECTION 5. The term "condemnation" shall include any form of taking under any governmental or statutory authority, whether by formal proceedings or by negotiation.

                                   ARTICLE XV

                            ASSIGNMENT AND SUBLETTING

     SECTION 1. Tenant shall not assign or in any manner transfer this lease or any interest therein, nor sublet the premises or any part or parts thereof, nor permit occupancy by anyone with, through or under it, without the previous written consent of Landlord. Consent by Landlord to one or more assignments of this lease, or to one or more sublettings of the premises shall not operate as a waiver of Landlord's rights under this Article to any subsequent assignment or subletting. No assignment shall release Tenant of any of its obligations under this lease or be construed or taken as a waiver of any of Landlord's rights or remedies hereunder.

     SECTION 2. Tenant agrees not to change the advertised name of its place of business operated in the premises without the written permission of Landlord.

     SECTION 3. Neither this lease nor any interest therein, nor any estate thereby created, shall pass to any trustee or receiver in bankruptcy, or any assignee for the benefit of creditors, or by operation of law.

                                   ARTICLE XVI

                               ACCESS TO PREMISES

     Landlord shall have the right to enter upon the premises at all reasonable hours for the purpose of inspecting the same or of making repairs, additions or alterations thereto or to the building in which the same are located, or for the purpose of exhibiting the same to prospective tenants, purchasers or others. Landlord shall not be liable to Tenant in any manner for any expense, loss or damage by reason thereof, nor shall the exercise of such right be deemed an eviction or disturbance of Tenant's use or possession.

                                  ARTICLE XVII

                                     DEFAULT

     SECTION 1. It is covenanted and agreed that if Tenant shall be in arrears more than ten (10) days in the payment of rent, or if Tenant shall be in default in the performance or keeping of any of the other covenants, agreements or conditions contained in this lease, on Tenant's part to be performed and kept, for a period of ten (10) days after notice of such default shall have been given to Tenant, then and in any of said events, Landlord lawfully may, at Landlord's option, immediately, or at any time thereafter while such default continues, and without any further demand or notice, terminate this lease and enter upon the premises, either with or without process of law, and repossess the same and expel therefrom and remove the effects of any occupant of the same, forcibly if necessary, without being deemed guilty of trespass and without prejudice to any remedies which might otherwise be used for arrears in rent or breach of any covenant, agreement or condition.

     SECTION 2. It is further covenanted and agreed that in the event of any such termination or reentry, by summary proceedings or otherwise, rents and all other charges required to be paid up to the time of such termination or re-entry shall be paid by Tenant, and Tenant shall also pay to Landlord all expenses which Landlord may incur for restoring the premises to the same condition in which by Section 1 of Article XVIII they are required to be surrendered, and such further expenses which Landlord may reasonably incur in preparing the premises for reletting, but not including the expenses of any alterations. Landlord may, at any time thereafter and from time to time, relet the premises, in whole or in part, for such rental as may then be obtainable, either in Landlord's own name or as agent for Tenant, for a term or terms which, at Landlord's option, may be for the remainder of the then current term of this lease, or for any longer or shorter period.

     SECTION 3. If this lease be so terminated, Tenant nevertheless covenants and agrees, notwithstanding any termination or re-entry by Landlord, whether by summary proceedings or otherwise, to pay and be liable for, on the days originally fixed herein for payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this lease had not been terminated, or if Landlord had not re-entered, and whether the premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, or for the whole thereof; but, in the event the premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting after deduction of all expenses and costs incurred or paid in reletting the premises and collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will upon such termination pay to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the value of the total rent and other benefits which would have accrued to Landlord under this lease for the remainder of the lease term if the lease provisions had been fully complied with by Tenant, over and above the rental value of the premises for the balance of the term, both discounted to the then value. For the purposes of this provision, it shall be deemed that the percentage rent for any period after any such default and entry by Landlord would have been at a monthly rate thereafter equal to the average monthly percentage rental which Tenant was obligated to pay to Landlord under this lease in respect to the last five (5) full lease years immediately preceding the date of such entry, or such lesser period of the term hereof as may have then elapsed.

     SECTION 4. Landlord is hereby given a first lien upon all property of Tenant which shall come in or be placed upon the premises and whether acquired by Tenant before or after the date hereof to secure the payment of rent and the performance of each and every other covenant herein contained to be performed by Tenant. Upon such default, and failure to cure as aforesaid, Landlord without notice or demand may take possession of and sell such property without legal process of any kind, at public or private sale after one publication of a notice thereof in a daily newspaper published in Portland, Oregon, not less than ten
(10) days
before such sale. The proceeds of such sale shall be applied first to the payment of expenses thereof, second to the discharge of the rent or other liability hereunder paid, and the balance, if any, held for the account of Tenant. SEE ATTACHED EXHIBIT E

                                  ARTICLE XVIII

                             SURRENDER OF POSSESSION

     SECTION 1. At the expiration of the tenancy created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the premises in good condition and repair, reasonable wear and tear and loss by fire or other unavoidable casualty excepted.

     SECTION 2. In the event Tenant remains in possession of the premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, it shall be deemed to be occupying the premises as a tenant from month to month, and shall pay as rent the greater of (i) two times the fixed rental, or (ii) the percentage rental on gross sales and business transacted by Tenant in that part of the premises operated by it, subject to all the other conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

     SECTION 3. Upon the expiration of the tenancy hereby created, if Landlord so requests in writing, Tenant shall promptly remove any additions, fixtures, and installations placed in the premises by Tenant and designated in said request, and repair any damage occasioned by such removals at Tenant's expense, and in default thereof. Landlord may effect such removals and repairs, and Tenant shall pay Landlord the cost thereof, with interest at the rate of seven percent (7%) per annum from the date of payment by Landlord.

                                   ARTICLE XIX

                                  SUBORDINATION

     SECTION 1. This lease shall be subject and subordinate to any first mortgages or trust deeds and to any extensions or renewals thereof that are now or hereafter may be placed upon the whole or any part of the Shopping Center and which include the premises; provided, however, that such first mortgages or trust deeds shall contain provisions to the effect that this lease shall not be cut off or terminated nor shall Tenant be disturbed in its possession or use of the premises by foreclosure or other act under the terms of any such first mortgages or trust deeds so long as Tenant is not in default in any of the terms, conditions and covenants of this lease.

     SECTION 2. Notwithstanding anything to the contrary elsewhere in this lease, in the event of any act or omission by Landlord by reason of which Tenant may claim the right to terminate this lease, or claim a partial or total eviction, or claim a defense or offset against rental liability under this lease, Tenant shall not attempt to exercise any such right (1) until it has notified in writing the holder of any mortgage which at the time shall be a first mortgage lien on the building of which the premises are a part (if the name and address of such holder shall previously have been furnished by written notice to Tenant) of such act or omission, and (2) until a reasonable opportunity for remedying such act or omission shall have been given to such holder following the receipt of such notice, provided such holder, with reasonable diligence, shall have commenced and continued to remedy such act or omission or to cause the same to be remedied. If remedying such act or omission by such holder necessitates the obtaining of possession by such mortgagee, the reasonable opportunity to be afforded to such holder shall include such time as shall reasonably be required, with the exercise of reasonable diligence, to secure possession where such possession in necessary, or where foreclosure is necessary, to commence and to carry to completion the foreclosure of said mortgage and the sale of the mortgaged premises pursuant to said foreclosure.

                                   ARTICLE XX

                                     NOTICES

     Whenever under this lease a provision is made for notice of any kind, such notice shall be in writing and signed by or on behalf of the party giving or making the same. It shall be deemed sufficient notice and service thereof if such notice is to Tenant and sent by registered mail, postage prepaid, to the last post office address of Tenant, furnished to Landlord for such purpose, or to the premises; and if to Landlord, sent by registered mail, postage prepaid, to the Landlord at the address furnished for such purpose, or to the place then fixed for the payment of rent, or to such other place or places designated in writing by Landlord. If Landlord or Tenant is more than one person, notice need be sent to but one Tenant or one Landlord, as the case may be.

                                   ARTICLE XXI

                               STATEMENT OF TENANT

     Tenant shall at any time and from time to time, upon not less than twenty
(20) days' prior written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there has been any modification thereof that the same is in full force and effect as modified and stating the modification or modifications) and the dates to which the minimum rent and other charges have been paid in advance, if any, and such other statement relating to delivery and acceptance of the premises as Landlord's lending institution may require. Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser of the fee or the mortgagee or assignee of any mortgages or any mortgage or the trustee or beneficiary of any deed of trust on the fee or including the fee of the premises.

                                  ARTICLE XXII

                                 QUIET ENJOYMENT

     Landlord agrees that Tenant, upon paying the rent and performing the covenants of this lease, may quietly enjoy, have and hold the premises during the term hereof, or any extension thereof.

                                  ARTICLE XXIII

                                  ENCLOSED MALL

     It is contemplated that during the term hereof, Landlord may modify the Shopping Center so as to provide and include, among other improvements, the installation of an enclosed air-conditioned mall (hereinafter referred to as the "Enclosed Mall"). Landlord and Tenant hereby agree that if and when such an Enclosed Mall is installed in the Center, the following terms and provisions of this lease shall be effective and applicable; subject to the terms of Article II, Section 5:

     Enclosed Mall operation and maintenance expense refers to the amount equal to the actual annual cost paid out in connection with the Enclosed Mall for the following: utility expenses for lighting and operation of air-conditioning and heating equipment; real and personal property taxes on the Enclosed Mall (land, improvements and equipment); premiums on fire and extended insurance coverage, vandalism insurance and plate glass insurance for the Enclosed Mall improvements and equipment; maintenance, repair and replacement of mechanical equipment, including automatic door openers, lighting fixtures (including replacement of tubes and bulbs), air-conditioning and heating equipment, fire sprinkler systems, security alarm systems, and all other items of equipment used exclusively in connection with the Enclosed Mall; all other items of expense incurred as a result of enclosing the mall; repair, maintenance and cleaning of the Enclosed Mall structure including floors, ceilings, roof, skylights and windows; and a reasonable allowance to Landlord for Landlord's supervision of maintenance of the Enclosed Mall. Landlord may, however, cause any or all of such services to be provided by an independent contractor or contractors. All other items except as herein enumerated shall be treated as expenses of parking and common areas and prorated as provided for in Article V.

     Tenants whose premises face or open onto the Enclosed Mall shall pay the entire cost of the Enclosed Mall operation and maintenance expenses as herein described. Contributions towards Enclosed Mall operation and maintenance expense, if any, during the term of this lease, by the major department stores in the Shopping Center shall be credited towards payment of such Enclosed Mall operation and maintenance expense. Tenant's share of the expenses of the Enclosed Mall shall be equal to the product obtained by multiplying said expenses by a fraction, the numerator of which shall be the total square foot area of the premises and the denominator of which shall be Landlord's gross leasable area which faces or opens onto the Enclosed Mall. Tenant shall pay Landlord its share of the aforesaid costs and expenses on a periodic basis not more frequently than monthly within thirty (30) days after Landlord's written request therefor.

     Tenant, provided its premises fronts on the Enclosed Mall, agrees, during all business hours, to operate the heating, ventilating and air-conditioning equipment serving the demised premises so that inside temperatures are maintained (i) within a range in which a majority of adults will be comfortable in the demised premises and (ii) which will not unduly drain heat, ventilation or cooled air from the Enclosed Mall. Landlord agrees to cause the heating, ventilating and air-conditioning equipment serving the Enclosed Mall to be so operated during such hours that heat, ventilation and cooled air are not unduly drained from the premises.

                                  ARTICLE XXIV

                                     GENERAL

     SECTION 1. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     SECTION 2. The various rights and remedies herein contained and reserved to each of the parties shall not be considered as exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, or by statute. No delay or omission of the right to exercise any power by either party shall impair any such right or power, or shall be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this lease by either party shall not be construed by the other party as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     SECTION 3. The laws of the State of Oregon shall govern the validity, performance and enforcement of this lease. The invalidity or unenforceability of any provisions of this lease shall not affect or impair any other provisions.

     SECTION 4. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles and sections. All negotiations, considerations, representations and understandings between the parties are incorporated herein and may be modified or altered by agreement in writing between the parties.

     SECTION 5. In the event of any action at law or in equity between Landlord and Tenant to enforce any of the provisions and/or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein by such successful party, and if such successful party shall recover final judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included in and as a part of such judgment. Should Landlord, without fault on its part, be made a party to any litigation instituted by or against Tenant, Tenant covenants to pay to Landlord all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in or in connection with such litigation.

     SECTION 6. Tenant warrants that Tenant has not had any dealings with any realtor, broker or agent, in connection with the negotiation of this lease excepting only Bullier & Bullier, Inc., and Tenant hereby agrees to pay and to hold Landlord harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker or agent, excluding those named above, with respect to this lease and/or the negotiation thereof.

     SECTION 7. In the event that, during the term of this lease, Landlord shall sell its interest in the premises, then from and after the effective date of such sale, Landlord shall be released and discharged from any and all further obligations and responsibilities under this lease except those already accrued.

     SECTION 8. Tenant agrees that in the event all or substantially all of Tenant's assets be placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of sixty (60) days, or should Tenant make an assignment for the benefit of creditors or be finally adjudicated a bankrupt, or should Tenant institute any proceedings under the Bankruptcy Act as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceeding be filed against Tenant under any such bankruptcy laws and such proceedings not be removed within ninety (90) days thereafter, then this lease and any other interest, if any, in and to the premises shall not become an asset in any of such proceedings and, in any such events and in addition to any and all rights or remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the term hereof ended and to re-enter the premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder. The provisions of this Section 8 shall also apply to any Guarantor of this lease.

     SECTION 9. The covenants, agreements and obligations herein contained shall extend to bind and inure to the benefit of not only the parties hereto but their respective personal representatives, heirs, successors and assigns.

     SECTIONS 10, 11 and 12. See attached Exhibit E.

                                   ARTICLE XXV

                                OPTION TO EXTEND

     See attached Exhibit E.

     Attached hereto and by this reference made a part hereof are Exhibits A, C and D. (There is no Exhibit B.) Exhibit E, setting forth additional provisions, terms and conditions of this lease, is also attached hereto and by this reference made a part hereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed this lease together with the herein referred to Exhibits which are attached hereto, the day and year first above written.

EASTPORT PLAZA SHOPPING CENTER            G. I. JOE'S, INC., an Oregon
                                          corporation

by /s/                                    by /s/
   ----------------------------------        ----------------------------------
                                                                      President

by                                        by
   ----------------------------------        ----------------------------------
                             Landlord                  Tenant         Secretary

                                   ARTICLE I.

                                PREMISES AND TERM

     SECTION 1. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises defined herein. The premises are within Eastport Plaza Shopping Center (hereinafter called the "Shopping Center"). The Development Plan of the Shopping Center is attached hereto as Exhibit A and by this reference made a part hereof. With reference to Exhibit A, the Shopping Center consists of Parcel A, the Landlord's property, Parcel B, not owned by Landlord, and Parcel C, which is part the Landlord's property and part not owned by Landlord. The legal description of Landlord's property is set forth in Exhibit C attached hereto and by this reference made a part hereof. The Shopping Center lies within Multnomah County, Oregon, adjacent to and partially within the present corporate limits of the City of Portland, in said County and State.

     (a) The premises shall consist of a building to be constructed of approximately 55,000 square feet, together with approximately 5,000 square feet of fenced garden center, in the Shopping Center. The exact location of the building in the Shopping Center is subject to the approval of the parties, as more particularly set forth in Article I, Section 6(a). The location of the building shall be north of the primary buildings in the Shopping Center, and a sketch is attached hereto as Exhibit D and by this reference made a part hereof showing the approximate contemplated location of the building.

     (b) The premises shall be improved with a building and other improvements in accordance with the final plans and specifications, as more particularly set forth in Article I, Section 6(a). The improvements to be constructed, as set forth in said plans and specifications, extend beyond the exterior walls of the building to be constructed. However, upon completion of construction of the building and all improvements as set forth in the plans and specifications and upon commencement of the term of this lease, the "premises" shall be deemed to consist of that portion of the Shopping Center lying within the exterior walls of the building and the exterior fencing of the garden center. At that time, the walkways, landscaping, paved areas and other improvements in areas outside of said exterior walls and fences shall become a part of the common areas and parking areas for the general use and convenience of Tenant and other tenants of the Shopping Center and their respective employees, customers and invitees ("accommodation areas"), and shall be subject to all of the terms and conditions of Article V of this lease. Reference to the "premises" in this lease from and after the commencement date shall mean the premises as defined in this subparagraph (b).

     SECTION 2. The term of this lease shall commence when the building and improvements are substantially complete and ready for use and occupancy, or when Tenant begins to transact business on, at or from, the premises, whichever shall be the sooner. Said date is herein referred to as the "commencement date". No rent shall be payable by Tenant to Landlord until said term shall have commenced as herein provided; however, Tenant's

PAGE 1(a).  Eastport Plaza Lease
occupancy of the premises for any period prior to the commencement date shall be subject to all other terms and provisions of this lease.

     SECTION 2(a), (b), (c) SEE ATTACHED EXHIBIT E

     SECTION 3. The term of this lease shall be: (i) The period from the commencement date to the date upon which Landlord reimburses Tenant for the construction costs (as hereinafter defined), and (ii) in the event the date of such reimbursement occurs on a day other than the first day of a calendar month, then plus the partial month between the date of such reimbursement and the next succeeding first day of the calendar month, and (iii) plus twenty-five (25) years thereafter; and this lease shall expire (unless sooner terminated as provided herein) at midnight on the last day of the last calendar month of said 25-year period.

     SECTION 4. For the purpose of this lease, a "lease year" shall mean a period of 12 consecutive full calendar months, subject to the terms of this
Section 4. The first lease year shall begin on the first day of the calendar month immediately succeeding the commencement date, or on the commencement date in the event the commencement date occurs on the first day of a calendar month. Each succeeding lease year shall commence upon the anniversary date of the first lease year. In the event the commencement date occurs on a day other than the first day of a calendar month, the partial month between the commencement date and the next succeeding first day of the calendar month shall be deemed to form a part of the first lease year. The final lease year shall end on the expiration date of the term hereof, as set forth in Section 3 above, and the final lease year may be less than 12 full calendar months.

     SECTION 5. When the expiration date of the term of this lease is determined pursuant to Section 3 above, Landlord and Tenant shall execute, acknowledge and deliver a supplemental agreement in recordable form specifying the commencement and termination dates of the term hereof.

     SECTION 6. This lease is hereby made specifically contingent upon all of the following conditions:

     (a) Landlord approving the final plans and specifications for the construction of the building and other improvements, as provided in Section 1 above, within 20 days of the date Tenant submits said plans and specifications to Landlord. The location of the building in the Shopping Center and the design of the building shall be subject to Landlord's approval. Said plans and specifications shall include the design of the building, and an approval of said plans and specifications by Landlord shall be deemed to be an approval of the design of the building. Said plans and specifications shall include a site plan designating the exact location of the building in the Shopping Center, and Landlord's approval of said plans and specifications shall be deemed to be an approval of the designated location of the building. Tenant shall submit said plans and specifications to Landlord for approval within 20 days of the date of execution of this lease. In determining whether said plans and specifications will be approved, Landlord may take into consideration the general design concept of the Shopping Center and the architectural compatibility and quality of the building and

PAGE 2(a).  Eastport Plaza Lease
improvements to be constructed. Subject to the foregoing considerations, Landlord's approval of said plans and specifications shall not be unreasonably withheld. Landlord may request changes or modifications of said plans and specifications as a condition to its approval, and Tenant shall not unreasonably withhold its consent to modifications and amendments that may be requested. The approval of both Landlord and Tenant shall be noted on the final plans and specifications, and both parties shall sign said final plans and specifications.

          (i) SEE ATTACHED EXHIBIT E

     (b) Dayton-Hudson Corporation, a Minnesota corporation, approving this lease within 60 days of the execution hereof.

     (c) Landlord obtaining satisfactory financing of its reimbursement of the construction costs within 60 days from the date of execution of this lease. Landlord intends to secure a mortgage loan to finance the building and improvements.

     (d) The cost of the paving work provided for in the final plans and specifications shall also be subject to Landlord's approval. Tenant shall submit cost figures within 90 days of Landlord's approval of the final plans and specifications, and Landlord shall approve or reject the cost figures within 20 days from the date of submission to Landlord. Landlord's approval shall not be unreasonably withheld.

     (e) Landlord and Tenant shall each use their best efforts and shall cooperate with one another to meet all of the foregoing conditions. If any of the foregoing conditions are not timely met, either party shall have the right to terminate this lease upon written notice to the other party, and upon such notice this lease shall terminate and be of no further force or effect, and all rights and obligations hereunder shall cease. If this lease is terminated by reason of failure to meet any of the foregoing conditions, and without fault on the part of either party, each party shall pay its costs and fees incurred by it in connection with this transaction.

                                   ARTICLE II.

                            CONSTRUCTION OF PREMISES

     SECTION 1. Tenant shall construct or cause to be constructed building and other improvements in accordance with the final plans and specifications provided by Tenant and approved by Landlord.

     (a) Tenant, prior to the commencement of construction, shall obtain or cause to be obtained, and maintained in full force and effect, at the expense of Tenant, until the construction work is completed, the following policies of insurance:

          (i) Public liability insurance in an amount not less than $500,000.00 for personal

PAGE 3(a).  Eastport Plaza Lease
injuries, including death to any one person; not less than $1,000,000.00 for personal injuries, including death, in any one accident; and not less than $250,000.00 for property damage.

          (ii) Workmen's compensation insurance.

The said policies of insurance shall name the Landlord and the Tenant as insureds. Said policies of insurance may be obtained by Tenant's contractor or subcontractors.

     (b) The construction of the building and improvements by the Tenant shall be in conformity with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, Tenant shall provide adequate safety precautions during the period of construction for the protection of persons in the Shopping Center, including other tenants and their employees, customers, and invitees. Prior to the commencement of any construction, Tenant, at its expense, shall obtain from such governmental authorities all necessary permits and authorizations for the construction of the building and improvements.

     (c) Tenant shall pay, as and when required by contract or law or otherwise, all monies to all persons and firms entitled thereto in connection with construction, so that the premises and the Shopping Center shall at all times be free of liens for labor, services and materials supplied or claimed to have been supplied in connection with Tenant's construction.

     (d) Tenant shall hold harmless and indemnify Landlord and the premises from any and all liens, claims, suits, judgments, penalties, expenses and damages which the contractors of Tenant, their subcontractors, agents or employees or materialmen may claim, assert, or obtain for work, labor and materials in connection with any construction and the installation of any equipment therein. If any lien, claim or encumbrance shall be filed or made against the Landlord or the premises or the Shopping Center in connection with any such construction, and/or installation of equipment therein, Tenant, at its expense, and within 30 days after notice of filing thereof, shall bond, discharge or satisfy the said lien, claim or encumbrance.

     (e) Tenant shall hold harmless and indemnify Landlord from any and all other liability, expense, attorney's fees, causes of action, suits, claims or judgments arising out of Tenant's construction of the building and improvements as set forth in this lease.

     (f) Upon the satisfaction of the conditions set forth in Section 6 above, Tenant agrees to proceed promptly with the construction of the building and improvements, and to diligently prosecute the construction to completion. All work shall be done in a good and workmanlike manner, with good construction practices, using first-class labor and materials.

     (g) Tenant shall substantially complete construction of the building and improvements within 180 days following the date upon which all of the conditions set forth in Section 6 above have been satisfied. However, such period may be extended by delays consented to in writing by Landlord and Tenant or delays which may arise from strikes, lockouts, labor disputes, inability to obtain labor or materials or reasonable substitutes

PAGE 4(a).  Eastport Plaza Lease
therefor, governmental restrictions, regulations or controls, acts of God, or other causes beyond the reasonable control of Tenant or Tenant's contractors.

     (h) During the period of construction, Landlord shall provide Tenant with adequate access to the premises for purposes of such construction. The Tenant shall not unreasonably interfere with the conduct of the operation of the Shopping Center or the conduct of the business of the tenants of the Shopping Center during such construction. To the extent consistent with good and reasonable construction practices, Tenant shall keep the premises and the surrounding areas free from unnecessary debris during the construction period. The Landlord reserves the right to impose reasonable rules and regulations during the construction period relating to Tenant's construction, for the benefit of the Shopping Center, its tenants, and their employees, customers and invitees.

     SECTION 2. "Construction costs" shall mean the following costs incurred in connection with the construction of the building and improvements:

     (a) Construction contract price or prices for the construction of the building and the improvements specified in the final plans and specifications, including landscaping, paving, walkways and curbs as designated on said final plans and specifications.

     (b) Utility hook-up charges, exterior signs and outside lighting as specified in said final plans and specifications.

     (c) Building permits and other authorizations, cost of performance bond and payment bond, cost of preparation of plans and specifications, architectural and engineering fees.

     (d) Builder's risk, fire and extended coverage insurance premiums and the premiums on the insurance required by Section 1, subparagraph (a), above during the construction period.

     (e) Actual financing charges pertaining to the construction of the building and improvements, such as points, construction interest and the like.

     SECTION 3. Tenant shall cause any contractor or contractors selected by Tenant to construct the building and improvements to be bonded with respect to performance and payment.

     SECTION 4. Upon completion of the building and improvements in accordance with the final plans and specifications to Landlord's satisfaction and upon expiration of the period within which any lien could be filed for labor, materials and/or equipment, Landlord shall reimburse Tenant for the construction costs to the extent of $825,000.00 plus the actual cost of the paving (which shall not exceed the amount previously approved by Landlord pursuant to Article I, Section 6(d)). The foregoing amount of $825,000.00 plus the cost of paving is hereinafter referred to in this lease as the "maximum reimbursement". Construction costs in excess of the maximum reimbursement, and any other costs relative to construction of the

PAGE 5(a).  Eastport Plaza Lease
building and improvements, shall be promptly paid by Tenant without reimbursement. Notwithstanding the construction of the building and improvements by Tenant and notwithstanding any payment by Tenant on account of the construction in excess of the maximum reimbursement, it is understood that Tenant shall have no right, title or interest in said building and improvements other than the leasehold interest as provided in this lease, and that title to and ownership of the building and improvements shall be vested in Landlord. If the construction costs reimbursed by Landlord to Tenant are less than the maximum reimbursement, the rental hereunder shall be adjusted as set forth in
Article III.

     SECTION 5. Landlord, at Landlord's expense, intends to construct an extension of the existing Enclosed Mall to connect to Tenant's building. Tenant shall give its full cooperation in connection with the construction work to be performed by Landlord, subject to Landlord not unreasonably interfering with the conduct of Tenant's business by reason of such construction. Landlord contemplates completion of the extension of the Enclosed Mall within six months of the completion of Tenant's building, and Landlord shall use reasonable efforts and due diligence to construct such extension and to complete the construction within the contemplated period. However, neither the construction of such extension nor the completion of such construction within any fixed period of time shall constitute conditions to the performance of this lease by Tenant. Tenant shall not be liable for Enclosed Mall operation and maintenance expense, as provided in Article XXIII, until such time as the Enclosed Mall is connected to Tenant's building and is available for Tenant's use.

                                  ARTICLE III.

                                      RENT

     SECTION 1. Tenant agrees to pay to Landlord, at such place or places as Landlord shall designate from time to time in writing, rent for the premises for each lease year as follows:

     (a) Beginning upon the commencement date of the term of this lease and continuing during the entire lease term, the greater of:

          (i) "Fixed rent" as determined pursuant to subparagraph (b) below.

          (ii) "Percentage rent" equal to certain perentages of the gross sales (as hereinafter defined) for each lease year, with the percentage or percentages to be determined pursuant to subparagraph (c) below.

     (b) The fixed rent shall be $176,000.00 for the first lease year. The fixed rent for the second lease year and for each succeeding lease year shall be $198,000.00. Fixed rent shall be paid monthly in advance on or before the tenth day of each calendar month during the lease term. If the final lease year of the term of this lease is less than a full calendar year, the annual fixed rent for that lease year shall be prorated on a monthly basis for each full calendar month and on a daily basis for any partial month within the final lease year. The monthly fixed

PAGE 6(a).  Eastport Plaza Lease
rent for the first lease year will therefore be $14,666.67, and the monthly fixed rent for each succeeding lease year will be $16,500.00. If the term of this lease commences on other than the first day of a calendar month, the fixed rent for the initial partial month shall be prorated on a daily basis, and the prorata amount thereof shall be paid by Tenant on or before the tenth day of the first calendar month thereafter, together with the monthly fixed rent due for that calendar month. The prorata amount payable for any such partial month shall be in addition to the amount of the fixed rent provided in this Section 1 for the first lease year.

          (i) The annual fixed rent has been determined by multiplying 55,000 square feet by $3.60 per square foot, but with a reduction of $.40 per square foot for the first lease year (i.e. 55,000 times $3.20). In the event the amount of the construction costs reimbursed by Landlord to Tenant pursuant to Article II, Section 4, above is less than the maximum reimbursement, the annual fixed rent shall be adjusted and determined as set forth herein.

          (ii) The annual fixed rent has been determined based on the assumption that the mortgage loan to be obtained by Landlord to finance the construction of the improvements will be for a term of 25 years at an interest rate of 9-1/2% per annum. The "annual mortgage constant" referred to herein is the percentage required to amortize the principal amount of the mortgage loan, including interest, calculated on a monthly payment basis, and is determined by dividing the sum of 12 monthly mortgage payments, principal and interest, by the principal amount of the mortgage. The annual fixed rent is based upon an annual mortgage constant of 10.49% (25 years at 9-1/2%). If the annual mortgage constant on the permanent mortgage loan obtained by Landlord to finance the building and improvements is less than 10.49%, the annual fixed rent shall be adjusted as provided herein.

          (iii) In determining the adjustment of the annual fixed rent, if any, the first computation shall be to adjust on account of the amount of the Landlord's reimbursement for construction costs being less than the maximum reimbursement. If the reimbursement is the maximum reimbursement, this computation will not be made. If the reimbursement is less than the maximum reimbursement, the amount of the difference shall be multiplied by the annual mortgage constant of 10.49%, and the amount so determined shall reduce the annual fixed rent both for the first lease year and for each succeeding lease year. For example, if the amount of the reimbursement is $100,000.00 less than the maximum reimbursement, such reduction shall be multiplied by the annual mortgage constant of 10.49%, which equals $10,490.00, and the annual fixed rent shall be reduced by this amount. In this example, the annual fixed rent for the first lease year would be adjusted to $165,510.00 and the annual fixed rent for each succeeding lease year would be $187,510.00. If the actual annual mortgage constant is less than 10.49%, the annual fixed rent will be further adjusted as set forth in subparagraph (iv) below.

          (iv) When the annual mortgage constant for Landlord's permanent financing is determined, the annual fixed rent will be adjusted if the annual mortgage constant is less than 10.49%. This adjustment, if applicable, will be made in any event, whether the reimbursed construction costs are the maximum

PAGE 7(a).  Eastport Plaza Lease
reimbursement or less than the maximum reimbursement. The difference between the actual annual mortgage constant and the assumed annual mortgage constant of 10.49% shall be multiplied by the amount of Landlord's actual reimbursement to Tenant for construction costs, and the annual fixed rent shall be reduced by the amount thereof. For example, if the actual mortgage loan obtained by Landlord is for a term of 25 years and amortizes in equal monthly installments including interest of 9%, the annual mortgage constant will be 10.08%. The difference between the annual mortgage constants, that is .41%, will then be multiplied by the amount of Landlord's reimbursement. For purposes of this example, assume Landlord's reimbursement of construction costs is $825,000.00. The annual fixed rent would therefore be reduced by $3,382.00; the annual fixed rent for the first lease year would then be $172,618.00 and for each succeeding lease year would be $194,618.00.

     (c) The applicable percentage for percentage rent shall be three (3%) percent of gross sales for each lease year to and including an amount computed by dividing the annual fixed rent for each lease year by .03 (3%), and one and one-half (1-1/2%) percent of the amount of gross sales in each lease year in excess thereof. The point at which the percentage rent reduces from 3% to 1-1/2% in each lease year is referred to herein as the "break point". In each lease year, 3% of the break point will equal the annual fixed rent for that lease year. For example, if the fixed rent is $176,000.00 for the first lease year, the break point will be $5,866,667.00; and if the annual fixed rent during the succeeding lease years is $198,000.00, the break point will be $6,600,000.00. In the example set forth in (b)(iii) above, where the annual fixed rent is determined to be $187,510.00, the break point will be $6,250,333.00. In the example set forth in (b)(iv) above, where the annual fixed rent is determined to be $194,618.00, the break point will be $6,487,267.00.

     (d) Notwithstanding anything to the contrary set forth in this Section 1, during the period from the commencement date of the term of this lease to the date Landlord reimburses Tenant for the construction costs, Tenant shall be entitled to a credit as against the monthly payments of the fixed rent. The credit shall be computed by determining 1/12th of 10% of the amount required to be reimbursed, and the amount so determined shall be applied as a credit each month as against the monthly fixed rent. If a partial month should exist at the commencement of the term and/or at the date of such reimbursement, the credit for such partial month or months shall be prorated on a daily basis. This credit shall have no effect upon the determination of the annual or monthly fixed rent or the percentage rent or the determination of the break point for purposes of percentage rent.

     (e) Percentage rent, when applicable, shall be paid within 30 days after the end of each lease year and shall be determined on the basis of the gross sales transacted for each such lease year. Tenant shall be entitled to a credit against such percentage rent in an amount equal to the aggregate amount of fixed rent paid during such lease year.

PAGE 8(a).  Eastport Plaza Lease

                        EXHIBIT E TO EASTPORT PLAZA LEASE


     ARTICLE I (PREMISES AND TERM), SECTION 2. (a) Tenant's occupancy prior to the commencement date for the purposes of constructing the premises pursuant to
Article II of this lease shall not be deemed occupancy for the purposes of the commencement of the term of this lease.

     (b) For the purposes of the commencement of the term of this lease, the building and improvements shall be deemed substantially complete and ready for use and occupancy at such time as Tenant begins fixturing the premises.

     (c) Notwithstanding anything to the contrary contained herein, if Tenant is unable to substantially complete construction of the building and improvements so as to open for business on or before October 15, 1978, because of inability to timely obtain the necessary building or other governmental permits, labor disputes, strikes, lockouts, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, regulations or controls, acts of God or other causes beyond the reasonable control of Tenant, the commencement date of this lease shall be such date as the Tenant actually begins to transact business on the leased premises, or the date the building and improvements are substantially complete and ready for use and occupancy, whichever last occurs, but in no case later than March 1, 1979.

     ARTICLE I (PREMISES AND TERM), SECTION 6(a). (i) In connection with the construction of the premises by Tenant, Landlord will be constructing certain improvements and performing certain work on the shopping center property adjacent to, but not part of, the premises. Such work and improvements will be shown on the final plans and specifications and designated as the responsibility of Landlord. Such work and improvements shall be completed by Landlord in an expeditious manner at Landlord's sole cost and expense and no portion thereof shall be the responsibility of or chargeable to Tenant nor included in the "construction costs" pursuant to Article II of this lease.

          (ii) In the event traffic lights or other traffic control devices are required to be installed in or near any of the public right of ways adjoining the shopping center by any governmental authority, either as a condition for granting a building permit for the construction of the premises or otherwise, Landlord agrees to pay the cost thereof.

     ARTICLE IV (TAXES), SECTION 2. Tenant shall pay before delinquency any and all real property taxes and assessments of whatsoever kind or nature levied or assessed against the land, building or other improvements constituting the premises, as defined in Article I, Section l(b), or attributable thereto during the term of this lease. Tenant shall deliver to Landlord copies of receipts evidencing payment of all such real property taxes and assessments when due. All real property taxes and assessments payable for a period, part of which shall be within the lease term and part of which shall be either before or after the lease

1 - EXHIBIT E
term, shall be prorated between Landlord and Tenant. Tenant shall indemnify and hold Landlord and the premises harmless from any and all claims, demands and liabilities arising out of or in any way connected with all such taxes or assessments.

     (a) If the premises are a part of a larger parcel of real property which is assessed as one property for real property tax purposes, Tenant shall pay only that part of such tax or assessment which is attributable to the land, building and other improvements constituting the premises. For the purpose of determining the amount of any assessment payable by Tenant under this subparagraph (a), the figures supplied by the Multnomah County Department of Assessment and Taxation or other taxing authority as to the breakdown of said assessment shall be conclusive.

     (b) Tenant shall have the right, at its own cost and expense, to contest in good faith in any proper proceeding, in the name of Landlord, if necessary, the payment or satisfaction of any taxes, assessments, licenses, charges, liens, penalties or claims agreed to be paid by Tenant, if the validity thereof or the right to assess or levy the same against or collect the same from the premises or improvements be disputed by Tenant; and Landlord agrees to cooperate with Tenant in this regard.

     ARTICLE VI (CARE AND USE OF PREMISES), SECTION 2. The premises shall be used only for business and commercial purposes, and no industrial, manufacturing or processing activities (except such manufacturing or processing activities as are usual, customary and incidental to, and operated in connection with, business and commercial enterprises selling at retail and are so conducted on the said property) shall be conducted in the premises. Tenant shall not conduct any auction, fire, closing out or bankruptcy sale in or about the premises, nor obstruct the sidewalks or common areas or use the same for business or display purposes without the prior consent of Landlord, provided, however, Tenant may display merchandise on the common areas adjacent to the premises and may conduct sidewalk or parking lot sales on the common areas adjacent to the premises in a manner similar to that currently being conducted at Tenant's other stores. Tenant shall not abuse walls, ceilings, partitions, floors, wood, stone, iron work; nor use plumbing for any purpose other than that for which constructed; nor make or permit any noise or odor objectionable to the public, to other occupants of the building or to Landlord to emit from the premises; nor create, maintain or permit a nuisance thereon; nor cause to exist, or permit to exist, any fire hazards in the premises; nor do any act tending to injure the reputation of the Shopping Center; nor, without Landlord's consent, place nor permit any radio or television antenna, loud speaker or sound amplifier, or any phonograph or other devices similar to any of the foregoing on the roof or outside of the building or at any place where the same may be seen or heard outside of the building without Landlord's consent; nor, where loading and delivery services are provided, use or permit to be used front entrances for truck delivery or pickup of merchandise or supplies to or from the premises, or permit trucks or other delivery vehicles while being used for any such purpose to be parked at any place within the Shopping Center except such facilities as are specifically provided for such purpose.

2 - EXHIBIT E

     ARTICLE VI (CARE AND USE OF PREMISES), SECTION 3. Tenant agrees not to open or operate, directly or indirectly any store substantially identical in merchandise mix and operation to the store to be operated on the leased premises within a radius of Two and One-half (2-1/2) miles of the Shopping Center.

     ARTICLE VI (CARE AND USE OF PREMISES), SECTION 5. Tenant shall keep all electric signs and lighted display windows on from sunset to 11:00 p.m., and during any other hours when either the Shopping Center or the premises are open for business. Tenant shall refer to the Shopping Center as Eastport Plaza Shopping Center, or, such other name as may then be in use of the Shopping Center, in designating the location of the premises in all newspaper or other advertising, stationery, or other printed material and all other references to the location of the premises, and shall not use the name of the Shopping Center for any purpose other than Tenant's business address, without Landlord's written consent. Tenant shall include the address and identity of its business activities in the premises in all advertisements made by Tenant in which the address and identity of any other local business activity of like character conducted by Tenant shall be mentioned and shall not divert from the premises any business which ordinarily would be transacted by Tenant therein. Provided, however, Tenant may conduct, promote and advertise fire sales, discontinued, damaged or distressed merchandise sales, closeout sales, grand opening sales, sales and promotions of the type similar to "Crazy Days" sales and "Moonlight Madness" sales, conducted by other shopping centers containing other stores of Tenants, and similar types of sales and promotions at locations other than the premises, without conducting, promoting and advertising similar sales at the premises and may remove merchandise from the premises to such other locations for such sales if, in the opinion of Tenant, the quality, quantity, type or condition of such merchandise is such that it would be impractical or uneconomical to sell, promote or advertise such merchandise on the premises.

     ARTICLE VII (MERCHANT'S ASSOCIATION), SECTION 2(a). For the purposes of
SECTION 2, Tenant is a major department store.

     ARTICLE IX (REPAIRS), SECTION 1. Landlord shall have no obligation whatsoever to repair, alter, improve or maintain the premises, or any portion thereof, during the lease term. During the lease term, at Tenant's own expense, Tenant shall keep the entire premises and all buildings and improvements therein and thereon in good order, condition and repair; and Tenant shall make all repairs, alterations, restorations and/or improvements in, on or about the premises which may be required from time to time by any legally constituted governmental authority. Without limiting the generality of the foregoing, Tenant's obligation to repair includes all exterior portions of the building and fences constituting the premises. All such work shall be of a quality at least equal to the original and shall be performed in accordance with plans and specifications prepared by Tenant and promptly approved in writing by Landlord, which approval shall not be unreasonably withheld. If Landlord reasonably deems any such work necessary, Landlord may demand that Tenant perform the same immediately; and if Tenant refuses or neglects to commence and complete same with reasonable promptness, Landlord may cause such work to be performed of a quality at least equal to the original, and the cost thereof shall be additional rent payable by Tenant to

3 - EXHIBIT E

Landlord upon demand, with interest at the rate of Ten percent (10%) per annum. Except in an emergency creating an immediate risk of personal injury or property damage, Landlord may not perform repairs or work which are the obligation of Tenant unless at least thirty days before work is commenced the Tenant is given written notice outlining with reasonable particularity the repairs or work required, and Tenant fails within that time to initiate such repairs in good faith.

     ARTICLE X (INSTALLATIONS, SIGNS AND ALTERATIONS), SECTION 4. Landlord hereby consents to the installation of a sign on the building similar in color, style and size to the sign currently in place on Tenant's "G. I. Joe's" store in Beaverton, Oregon.

     ARTICLE XII (INSURANCE), SECTION 5. Tenant shall procure and maintain in full force during the term of this lease a policy or policies of fire insurance with standard extended coverage endorsement to the extent of the full replacement cost of the buildings and improvements placed in or on the premises. Each such policy shall be written by a responsible insurance company licensed to do business in the State of Oregon and shall be subject to reasonable approval by Landlord as to form and company. Tenant shall furnish Landlord with satisfactory evidence of the payment of the premiums thereon at the commencement of the term and at least Thirty (30) days prior to the expiration of each such policy. At Landlord's option, Landlord may obtain such insurance, subject to Tenant's reasonable approval as to form and company, and keep the same in force and effect, and Tenant shall pay Landlord upon demand from time to time the premium costs thereof.

     ARTICLE XVII (DEFAULT), SECTION 4. Landlord agrees that its lien on Tenant's property shall be subordinate and secondary to any lien or security interest on said property which Tenant has heretofore or may hereafter give to any bank or other financial or lending institution as security.

     ARTICLE XXIV (GENERAL), SECTION 10. Landlord, at Landlord's expense, shall demolish and remove what was formerly known as the Tradewell Building and resurface the pad within Ninety (90) days from the completion of the building and improvements by Tenant pursuant to the lease and the commencement date of the term hereof.

     ARTICLE XXIV (GENERAL) SECTION 11. Landlord intends to obtain an appropriate zone change to permit expanded parking in the common areas designated for parking, and landlord shall use its best efforts to obtain such zone change. Landlord intends to cause the streets indicated in Exhibit A to be vacated, and Landlord shall use its best efforts to vacate said streets. However, and subject to Landlord's agreement to utilize its best efforts, neither obtaining such zone change nor vacating said streets shall constitute conditions to the performance of this lease by Tenant.

     ARTICLE XXIV (GENERAL), SECTION 12. Tenant shall participate in at least twelve (12) of the annual promotions of the Shopping Center by advertising in the Eastport Plaza News owned by the Merchant's Association, with each advertisement being not less than 100 inches in size. If, at the end of each annual period during the term hereof, Tenant has not

4 - EXHIBIT E
complied with this requirement, Tenant shall pay to the Promotional Fund, in addition to the amounts required to be paid pursuant to Article VII, the difference between the cost of 1,200 inches of such advertising and the actual cost expended by Tenant during such period. The reference to "annual" or "annual period" in this Section 12 shall mean a January 31st fiscal year, which is the fiscal year of the Merchant's Association. Tenant's advertising requirement shall be prorated for any partial "annual period" existing at the commencement of the term or at the expiration of the term of this lease.

                                  ARTICLE XXV.

                                 OPTION TO RENEW

     SECTION 1. If Tenant shall not then be in default of any term, condition or covenant contained herein, Tenant shall have the option to renew this lease for two (2) separate and successive periods, herein called "extended terms", of five
(5) years each by giving written notice of each renewal at least six (6) months prior to the expiration of the then current lease term. The terms and conditions for each extended term shall be identical with the original term of this lease except for the fixed and percentage rent during such periods, which shall be computed as provided below in this Article.

     SECTION 2. Beginning upon the effective date of each of the extended terms and continuing during each of the extended terms, the annual fixed rent shall be the fair (i.e. market) rental value of the premises upon the effective date of the extended term. The parties shall mutually agree as to the fair rental value of the premises upon the effective date of each of the extended terms, and the amount agreed upon shall constitute annual fixed rent. If the parties are unable to mutually agree upon the fair rental value not less than ninety (90) days prior to the effective date of each of the extended terms, then the fair rental value shall be determined by arbitration as set forth in Section 3 below.

     SECTION 3. If arbitration is required to determine the annual fixed rental for either extended term, the arbitration procedure shall be as follows: The parties shall attempt to mutually agree upon one arbitrator to make the determination, and if they are unable to agree upon one arbitrator within 15 days after arbitration is called for by either party, each party shall appoint one arbitrator forthwith and the two arbitrators shall appoint a third arbitrator. The three arbitrators shall make a determination of the fair rental value of the premises with all reasonable dispatch, and a decision of two of the three arbitrators shall be final and binding upon the parties hereto. Any arbitrator selected hereunder shall be independent and qualified in the commercial real property field, and shall have had appraisal experience in the Portland metropolitan area. The cost of arbitration shall be borne equally by both parties. The determination of the fair rental value of the premises by the arbitrators shall constitute the annual fixed rental, and shall be effective as of the commencement of the applicable extended term.

     SECTION 4. The annual fixed rent for an extended term shall be divided by .03 (3%), and this amount shall constitute the "break point" during such extended term. The applicable

5 - EXHIBIT E
percentage for percentage rent during such extended term shall be Three percent (3%) of gross sales for each lease year to and including the "break point", and One and One-half percent (1-1/2%) of the amount of gross sales in each lease year in excess thereof. Therefore, only the annual fixed rent for an extended term will be redetermined as provided herein, the percentages to and from the "break point" will remain the same as during the original term, and the "break point" will be automatically adjusted when the annual fixed rent is determined for such extended period.

     SECTION 5. All other charges or additional rent provided for during the original term of this lease shall remain in full force and effect during any extended term.

6 - EXHIBIT E

                              Exhibit A Map insert

     The following described real property in Section 9, Township 1 South, Range 2 East of the Willamette Meridian, in the County of Multnomah and State of
Oregon:

PARCEL I:

     Beginning at a point on the east line of S.E. 82nd Avenue, which is North 0(degree) 32' 20" East 458.44 feet and South 89(degree) 55' 10" East 35.0 feet from the southwest corner of Section 9, Township 1 South, Range 2 East of the Willamette Meridian; thence North 0(degree) 32' 20" East along the east line of S.E. 82nd Avenue, 173.39 feet; thence North 88(degree) 16' 20" West 5.00 feet; thence North 0(degree) 23' 20" East, 568.23 feet; thence South 89(degree) 49' 20" East along a part of the Northerly boundary of the tract conveyed by deed of Anlauf, recorded December 8, 1959 in Book 1987 page 271, Deed Records, 100.00 feet; thence North 0(degree) 32' 20" East along the western boundary of lands conveyed by deed of Claunder, recorded January 25, 1960 in Book 1992 page 607, Deed Records 186.09 feet to the south line of S.E. Francis Street; thence South 89(degree) 59' 20" East along said south line of S. E. Francis Street, 516.65 feet to the East line of S. E. 84th Avenue; thence North 0(degree) 05' 20" East along the east line of S. E. 84th Avenue, 150.02 feet to the Northwest corner of Lot 11, Block 8, Grand View Heights; thence South 89(degree) 59' 20" East,
410.00 feet; thence North 0(degree) 05' 20" East 99.99 feet to the South line of
S. E. Bush Street; thence South 89(degree) 59' 20", East along said South line of S. E. Bush Street, 160.03 feet to a point which is South 89(degree) 59' 20" East 35.00 feet from the northeast corner of Lot 1, Block 8, Grand View Heights; thence South 0(degree) 09' 00" West 436.08 feet to a point which is the northernmost point of the common Boundary between lands of Fligelman and Meltzer acquired by deed from Norris, Beggs & Simpson, dated and recorded April 6, 1956 in Book 1777 page 427 Deed Records, and adjoining lands of Multnomah County School District No. 1, as established by joint deed of Fligelman and Meltzer and of said School District, dated November 14, 1958 recorded December 1, 1958, in Book 1930 page 328, Deed Records; thence along said common boundary as established by said joint deed and its extension South 0(degree) 09' 00" West,
124.07 feet; thence South 89(degree)44' 30" West 0.18 feet; thence South 0(degree) 32' 20" West 476.08 feet to the Northwest corner of Block 6, Arden Park, as actually platted; thence South 88(degree) 15' 10" East along the north line of Block 6, Arden Park, as actually platted, 173.45 feet to the west line of S. E. 87th Avenue; thence South 0(degree) 04' 50" West along the West line of
S. E. 87th Avenue to the Southeast corner of Lot 4, Block 6, Arden Park, 159.55 feet; thence North 88(degree) 14' 10" West along the Southern Boundary of said Lot 4, 99.99 feet; thence North 0(degree) 04' 50" east along the western boundary of said Lot 4 to its intersection with the southern boundary of Lot 9, Block 6, Arden Park, 20.00 feet; thence North 88(degree) 14' 10" West along the southern boundary of Lot 9 and 10, Block 6, Arden Park, 73.43 feet; thence South 0(degree) 03' 20" West to the southeast corner of lands conveyed by deed from Norris, Beggs & Simpson, dated and recorded April 6, 1956 in Book 1777 page 427, Deed Records, 3.06 feet; thence North 89(degree) 55' 10" West along the southern boundary of said lands as described in said deed, 1185.22 feet to the point of beginning.

     TOGETHER with the benefits of that certain Cross Easement Agreement and Declaration Imposing Covenants recorded November 1, 1960 in Book 2035 page 320, Deed Records; ALSO TOGETHER with the benefits of that certain Cross Easement Agreement

                                                                       EXHIBIT C
recorded March 6, 1975 in Book 1030 page 1066, Deed Records, so long as the parties shall not be in default under said Agreements and so long as said Agreements have not expired or been terminated in accordance with their terms.

     EXCEPT the following described tract:

     Beginning at a point in the Southwest quarter of Section 9, Township 1 South, Range 2 East of the Willamette Meridian, said point being North 0(degree) 23' 20" East along the center line of S. E. 82nd Avenue, a distance of 742.17 feet and South 89(degree) 55' 10" East, 751.66 feet from the Southwest corner of
Section 9, Township 1 South, Range 2 East of the Willamette Meridian; thence North 0(degree) 04' 50" East 458.89 feet to a point in the South line of Block 9 Grand View Heights, a duly platted addition; thence South 89(degree) 59' 20" East along said line, being a common boundary between said Block 9 and that certain tract conveyed by deed from Norris, Beggs & Simpson, dated and recorded April 6, 1956 in Book 1777 page 427, deed Records, 470.36 feet; thence South 0(degree) 09' 00" West along the common boundary between the property conveyed by deed from Norris, Beggs & Simpson, dated and recorded April 6, 1956 in 1777, page 427, Deed Records, and adjoining lands of School District No. 1, Multnomah County, as established by joint deed of said School District and Fligelman and Meltzer, dated November 14, 1958, recorded December 1, 1958 in Book 1930 page 328, Deed Records, 124.07 feet, thence South 89(degree) 44' 30" West along said common boundary, 0.18 feet; thence South 0(degree) 32' 20" West continuing along said common boundary, 335.42 feet; thence North 89(degree) 55' 10" West 202.50 feet; thence South 0(degree) 04' 50" West 16.10 feet; thence North 89(degree) 55' 10" West 96.65 feet; thence North 0(degree) 04' 50" East 16.10 feet; thence North 89(degree) 55' 10" West 168.22 feet to the point of beginning.

                                                                       EXHIBIT C